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Exhibit 10.40

NEUSTAR, INC.
ANNUAL PERFORMANCE INCENTIVE PLAN

1.
PURPOSE

        The purpose of the Plan is to attract, retain and motivate key employees by providing performance awards to designated key employees of the Company or its Subsidiaries.

2.
DEFINITIONS

        Unless the context otherwise requires, the words that follow shall have the following meanings:

          (a)    "Award" shall mean a performance award under the Plan.

          (b)    "Board" shall mean the Board of Directors of the Company.

          (c)    "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

          (d)    "Company" shall mean NeuStar, Inc. and any successor by merger, consolidation or otherwise.

          (e)    "Committee" shall mean the Compensation Committee of the Board or such other committee of the Board that is appointed by the Board to administer the Plan.

          (f)    "Common Stock" means the Class A Common Stock, $0.001 par value per share, of the Company.

          (g)    "Participant" shall mean an executive employee of the Company or any Subsidiary selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with the Plan.

          (h)    "Performance Period" shall mean a period (as specified by the Committee) over which performance is to be measured.

          (i)    "Plan" shall mean the NeuStar, Inc. Annual Performance Incentive Plan.

          (j)    "Registration Date" shall mean the first date (i) on which the Company sells its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended or (ii) any class of common equity securities of the Company is required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended.

          (k)    "Section 162(m)" shall mean the exception for performance based compensation under Section 162(m) of the Code (or any successor section) and the Treasury regulations promulgated thereunder.

          (l)    "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.
ADMINISTRATION AND INTERPRETATION OF THE PLAN

          (a)    The Plan shall be administered by the Committee. The Committee shall have the exclusive authority and responsibility to make all determinations and take all other actions necessary or desirable for the Plan's administration, including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry the Plan into effect.

          (b)    All decisions of the Committee on any question concerning the selection of Participants and the interpretation and administration of the Plan shall be final, conclusive and binding upon all parties. The Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.

4.
ELIGIBILITY AND PARTICIPATION

          (a)    For each Performance Period, the Committee shall select the employees of the Company or its Subsidiaries who are to participate in the Plan from among the executive employees (the identity of whom shall be determined by the Committee) of the Company or its Subsidiaries.

          (b)    No person shall be entitled to any Award for a Performance Period unless the individual is designated as a Participant for the Performance Period. The Committee may add to or delete individuals from the list of designated Participants at any time and from time to time, in its sole discretion.

5.
PERFORMANCE AWARD PROGRAM

        5.1    PERFORMANCE AWARDS. Subject to the satisfaction of any conditions on payment imposed by the Committee, each Participant shall be eligible to receive an Award based on performance during a specified Performance Period as determined by the Committee in its sole discretion.

        5.2    SECTION 162(m). The Plan has been adopted by the Board prior to the occurrence of a Registration Date. The Plan is intended to constitute a plan described in Treasury Regulation sec. 1.162-27(f)(1), pursuant to which the deduction limits under Section 162(m) or the Code do not apply during the applicable reliance period.

        5.3    PAYMENT DATE. Awards may be paid at such time(s) as determined by the Committee but in all events except as provided in the next sentence, shall be paid not later than two and one-half (2 1/2) months after the expiration of the fiscal year in which the Performance Period with respect to which they are earned ends. The Committee may defer payment of all or any portion of any Awards with such conditions as the Committee may determine and may permit a Participant electively to defer receipt of all or a portion of an Award. Unless otherwise determined by the Committee in its sole discretion, no Award or pro rata portion thereof shall be payable to any individual whose employment with the Company or its Subsidiaries has ceased prior to the date such Award is scheduled to be paid.

        5.4    FORM OF PAYMENT. In the sole discretion of the Committee, Awards may be paid in whole or in part in cash, Common Stock or other property, provided that any Common Stock shall be used only if payment of such Common Stock is a permitted award under another plan maintained by the Company that was approved by the shareholders of the Company or is covered by an exception under applicable stock exchange or listing rules.

6.
NON-ASSIGNABILITY

        No Award or payment thereof nor any right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, garnishment, execution or levy of any kind or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber and to the extent permitted by applicable law, charge, garnish, execute upon or levy upon the same shall be void and shall not be recognized or given effect by the Company.

7.
NO RIGHT TO EMPLOYMENT

        Nothing in the Plan or in any notice of an Award shall confer upon any person the right to continue in the employment of the Company or one of its Subsidiaries or affect the right of the Company or any of its Subsidiaries to terminate the employment of any Participant.

8.
AMENDMENT OR TERMINATION

        The Board (or a duly authorized committee thereof) reserves the right to amend, suspend or terminate the Plan or to adopt a new plan in place of the Plan at any time.

9.
SEVERABILITY

        In the event that any one or more of the provisions contained in the Plan shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan and the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained therein.

10.
WITHHOLDING

        The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have under law to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan.

11.
GOVERNING LAW

        The Plan and any amendments thereto shall be construed, administered, and governed in all respects in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable principles of conflict of laws).

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NEUSTAR, INC. ANNUAL PERFORMANCE INCENTIVE PLAN